EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of ESSA Bank & Trust 401(k) Plan
Stroudsburg, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 333-163761, 333-157524, 333-139157, and 333-280311 on Forms S-8 of ESSA Bank & Trust of our report dated June 27, 2025, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2024.

Cranberry, Pennsylvania
June 27, 2025